Exhibit 99.1

                                               For Immediate Release
                                               Phoenix, Arizona - April 16, 2003
                                               Contacts:
                                               Kevin P. Knight, Chairman & CEO
                                               Tim Kohl, CFO
                                               (602) 269-2000


                         KNIGHT TRANSPORTATION ANNOUNCES
                         FIRST QUARTER FINANCIAL RESULTS

Knight Transportation, Inc. (NASDAQ NM: KNGT) announced today its financial results for the quarter ended March 31, 2003.

For the quarter ended March 31, 2003, revenue, before fuel surcharge, increased 18.8% to $73,551,000 from $61,890,000 for the same quarter of 2002.

For the quarter ended March 31, 2003, net income increased 27.4% to $7,077,000 from $5,553,000 for the same quarter in 2002.

For the quarter ended March 31, 2003, net income per diluted share increased 26.7% to $0.19 from $0.15 for the same quarter in 2002.


Chairman and Chief Executive Officer Kevin P. Knight stated:
"Again we are pleased with the operations of our Company. During the seasonally weak first quarter, we posted an operating ratio of 83.9%, which is our best first quarter operating ratio since March 1999.

A substantial increase in revenue per mile more than overcame a slight decrease in miles per tractor.

We finished the quarter with $33.6 million in cash, $13.5 million in debt, and $10.9 million remaining on off balance sheet equipment operating leases.

Net capital expenditures were $20.5 million for the quarter, with an additional $35.5 million estimated for the remainder of 2003.

Higher fuel costs, net of fuel surcharge, negatively impacted our earnings per diluted share by approximately $0.01 for this quarter, as compared to the same quarter last year."

The Company will hold a conference call on April 17th, at 4:00 EDT, to further discuss these results of operations for the quarter ended March 31, 2003. The dial in number for this conference call is (800) 915-4836.

                                                     Three Months Ended March 31
                                                      (Unaudited, in thousands,
                                                      except per share amounts)

                                                        2003             2002
                                                      --------         --------
                                                    (Unaudited)      (Unaudited)
REVENUE:
  Revenue, before fuel surcharge                      $ 73,551         $ 61,890
  Fuel surcharge                                         3,658              461
                                                      --------         --------
TOTAL REVENUE                                         $ 77,209         $ 62,351
                                                      --------         --------

OPERATING  EXPENSES:
    Salaries, Wages & Benefits                          23,791           21,263
    Fuel expense - gross                                14,228            8,980
    Operations & Maintenance                             4,688            3,402
    Insurance & Claims                                   3,827            2,657
    Operating Taxes & Licenses                           2,126            1,871
    Communications                                         720              616
    Depreciation & Amortization                          6,786            5,355
    Lease Expense - Revenue Equipment                    1,975            2,296
    Purchased Transportation                             5,512            4,879
    Miscellaneous Operating Expenses                     1,703            1,622
                                                      --------         --------

                                                        65,356           52,941
                                                      --------         --------

    Income From Operations                              11,853            9,410
                                                      --------         --------

OTHER  INCOME  (EXPENSE):
    Interest Income                                        136              219
    Interest Expense                                      (202)            (266)
                                                      --------         --------
                                                           (66)             (47)
                                                      --------         --------

    Income Before Income Taxes                          11,787            9,363

INCOME  TAXES                                            4,710            3,810
                                                      --------         --------

NET  INCOME                                           $  7,077         $  5,553
                                                      ========         ========
Net Income Per Share
           - Basic                                    $   0.19         $   0.15
           - Diluted                                  $   0.19         $   0.15
                                                      ========         ========

Weighted Average Shares Outstanding
           - Basic                                      37,192           36,894
           - Diluted                                    38,087           38,082
                                                      ========         ========

                                        Three Months Ended March 31,
                                        ----------------------------        %
OPERATING STATISTICS                         2003          2003           Change
                                         -----------    -----------       ------
                                         (Unaudited)    (Unaudited)
Average Revenue Per Loaded Mile*         $     1.431    $     1.350        6.0%

Average Revenue Per Total Mile*          $     1.271    $     1.193        6.5%

Empty Mile Factor                               11.1%          11.6%      (4.3%)

Average Miles Per Tractor                     26,838         27,283       (1.6%)

Average Length of Haul                           531            539       (1.5%)

Shipments                                     96,759         84,753

Operating Ratio**                               83.9%          84.8%

Average Tractors - Total                       2,153          1,893

Tractors - End of Quarter:
    Company                                    1,956          1,701
    Owner - Operator                             212            196
                                         -----------    -----------
                                               2,168          1,897

Trailers - End of Quarter                      5,612          5,021

Net Capital Expenditures, approximate    $20,500,000    $ 2,200,000

Cash Flow From Operations, approximate   $18,400,000    $13,400,000


*    Excludes fuel surcharge.

** Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. Revenue from fuel surcharge is available on the accompanying statements of of income. We measure our revenue before fuel surcharge and our operating expenses net of fuel surcharge because we believe that eliminating this sometimes volatile source of revenue and expense, affords a more consistent basis for comparing our results of operations from period to period.

Knight Transportation, Inc. is a short to medium haul, dry van truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN, Kansas City, KC; and Atlanta, GA which began operations in April 2003. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, and imported and exported commodities.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.


Contacts: Kevin P. Knight, Chairman & CEO, or Tim Kohl, CFO, at (602) 269-2000